Exhibit 10.13

                       AMENDMENT TO STOCK OPTION AGREEMENT

                                George C. Barker

         This Amendment to Stock Option Agreement is made as of the 4th day of May, 1998, between Tatonka Energy, Inc., an Oklahoma corporation ("Company") and George C. Barker, ("Optionee").

         WHEREAS, on May 4, 1988, the Company granted Optionee an option to purchase an aggregate of 5,000,000 shares of Company's Common Stock, par value of $0.001 (as presently constituted), on the terms and conditions hereinafter set forth, at the purchase price of $0.075 per share as presently constituted (500,000 shares at $0.75 per share, after the effectiveness of the proposed 1-for-10 reverse stock split); and

         WHEREAS, the option was contained in that certain Stock Option Agreement dated as of May 4, 1988; and

         WHEREAS, the Company and the Optionee intended that the option be granted at a price equal to 100% of the fair market value of the Company's Common Stock on the date of grant; and

         WHEREAS, the parties believed at the time that $0.075 per share (as presently constituted) was the fair market value of the Common Stock on such date, but the parties have subsequently learned that the fair market value of the Common Stock on such date was $0.13; and

         WHEREAS, the parties desire to amend the Stock Option Agreement, as of May 4, 1998, to correct this error;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and Optionee agree as follows:

         1. The purchase price shall be $0.13 per share as presently constituted ($1.30 per share, after the effectiveness of the proposed 1-for-10 reverse stock split).

         2. Except as amended by this Amendment, the terms and provisions of the Stock Option Agreement shall be unchanged and shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to Stock Option Agreement to be executed in its name by its President and attested by its Secretary on the day and year first above written, and the Optionee has hereunto set his hand and seal on the day and year specified below.

                                                TATONKA ENERGY, INC.

                                                By /s/ George C. Barker
                                                   ---------------------------
                                                   George C. Barker, President
ATTEST:

/s/ Judith F. Barker
---------------------------
Judith F. Barker, Secretary


                                               By /s/ George C. Barker
                                                  ---------------------------
                                                  George C. Barker, Optionee